UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BIOLASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2013

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation, will be held on Thursday, June 6, 2013, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 4 Cromwell, Irvine, California, 92618, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. to elect four directors to serve until the next annual meeting of stockholders;

2. to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3. an advisory vote on the compensation of our named executive officers;

4. to amend the 2002 Stock Incentive Plan to extend the term of the Plan to May 5, 2019 and to increase the shares of our common stock reserved for issuance thereunder by 800,000 shares; and

5. to consider and act upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 29, 2013 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person.

Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet or by telephone. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to our annual meeting. If you are a stockholder of record and vote by ballot at our annual meeting, your proxy will be revoked automatically and only your vote at our annual meeting will be counted.

We are providing or making available to you the Proxy Statement for our 2013 Annual Meeting of Shareholders and our 2012 Annual Report on Form 10-K. You may also access these materials via the Internet at www.biolase.com.

BY ORDER OF THE BOARD OF DIRECTORS

Sincerely,

Federico Pignatelli Chairman of the Board and Chief Executive Officer

Irvine, California – April 30, 2013

BIOLASE, INC.

4 Cromwell

Irvine, California 92618

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2013

PROXY STATEMENT

SOLICITATION OF PROXIES

General

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of BIOLASE, Inc., a Delaware corporation (“BIOLASE,” “the Company,” “we,” “our,” or “us”), for use at our annual meeting of stockholders to be held on Thursday, June 6, 2013 and at any adjournment or postponement thereof. Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 4 Cromwell, Irvine, California, 92618. These proxy solicitation materials were mailed on or about April 30, 2013 to all stockholders entitled to vote at our annual meeting.

If the enclosed form of proxy is properly signed and returned to us, the shares represented thereby will be voted at our annual meeting in accordance with the instructions specified thereon. If the proxy of a stockholder of record does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR:

•	the election of the four nominees for election to our Board listed in the proxy and proposed by our Board;

•	the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	an advisory vote on the compensation of our named executive officers; and

•	to amend the 2002 Stock Incentive Plan to extend the term of the Plan to May 5, 2019 and to increase the shares of our common stock reserved for issuance thereunder by 800,000 shares.

Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by:

•	delivering a written notice of revocation to our Corporate Secretary before our annual meeting;

•	presenting (before our annual meeting) a new proxy with a later-date; or

•	attending our annual meeting and voting in person.

Attendance at our annual meeting will not, by itself, revoke a proxy. If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at our annual meeting, your vote in person at our annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker.

Voting; Quorum

On April 29, 2013, the record date for determination of stockholders entitled to notice of and to vote at our annual meeting, 31,579,348 shares of our common stock, par value $0.001 per share, were outstanding. No shares of our preferred stock were outstanding on such record date. Only stockholders of record of our common stock on April 29, 2013 will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on such record date. Stockholders may not cumulate votes in the election of directors.

The presence at our annual meeting, either in person or by proxy, of holders of shares of our outstanding common stock entitled to vote and representing a majority of the voting power of all of such shares shall constitute a quorum for the transaction of business.

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. If a director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Corporate Governance Committee shall accept any previously tendered resignation by such director absent a compelling reason (as determined consistent with our Board’s fiduciary duties) for such director to remain on our Board. Our Board’s policy is not to nominate a director for election unless the director has tendered in advance an irrevocable resignation effective in such circumstances where the director does not receive a majority of the votes cast in an uncontested election. The Committee shall act on any such resignation offer and publicly disclose its decision within 90 days from the date of the certification of the election results.

With regard to the other proposals, the affirmative vote of the holders of our common stock representing a majority of the voting power present or represented by proxy and entitled to vote on the subject matter is required for approval.

Abstentions may be specified on all proposals and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Abstentions from any vote and broker non-votes may have the effect of preventing approval of a proposal where the number of “for” votes, although a majority of the votes cast, does not constitute a majority of the required quorum.

If a shareholder of record signs and returns a valid proxy but does not provide instructions as to how shares should be voted, then all the shares represented by such proxy will be voted in accordance with the recommendations of the Board on all the proposals described in this Proxy Statement. If a shareholder is a beneficial owner (i.e., a shareholder who holds shares in street name via a broker or bank) and does not give a proxy to the broker or bank with instructions as to how to vote such shares, then the broker or bank who is the shareholder of record generally has discretionary authority to vote those shares only in “routine” matters, such as the proposal to ratify our auditors. However, banks and brokers do not have discretionary authority to vote on their clients’ behalf on “non-routine” proposals such as the election of our directors and the amendment to our 2002 Stock Incentive Plan. Therefore, such brokers and banks are not able to vote on a shareholder’s behalf in any director or on the proposal to amend the 2002 Stock Incentive Plan without specific voting instructions from the shareholder. If a shareholder who is a beneficial owner does not give a proxy to the shareholder’s broker or bank with instructions as to how to vote such shares on these “non-routine” proposals, the shares will be considered “broker non-votes” which will be counted as present for purposes of establishing a quorum but may have the same effect as a vote “against” these “non-routine” proposals.

The persons named as attorneys-in-fact in the form of the accompanying proxy, Federico Pignatelli and Frederick D. Furry, were selected by our Board and are our officers. All properly executed proxies returned in time to be counted at our annual meeting will be voted by such persons at our annual meeting. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. Aside from the election of the named directors, the proposed amendment to our Restated Certificate of Incorporation, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, and the advisory votes, our Board knows of no other matter to be presented at our annual meeting. If any other matters should be presented at our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail. In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting, and for 10 days prior to our annual meeting, at BIOLASE, Inc., 4 Cromwell, Irvine, California 92618 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of four directors whose term of office expires at our annual meeting.

On July 17, 2010, Drs. Alexander K. Arrow and Norman J. Nemoy were appointed as Directors of the Company. On November 1, 2010, Mr. Gregory E. Lichtwardt was appointed as a Director of the Company.

Our Board, upon the recommendation of the Nomination and Corporate Governance Committee, appointed Mr. Federico Pignatelli as our interim Chief Executive Officer and Executive Chairman on August 27, 2010. On September 30, 2010, Mr. Pignatelli was appointed as our Chairman of the Board and Chief Executive Officer of the Company. Prior to his appointment as Chief Executive Officer, Mr. Pignatelli was our President and Chairman Emeritus of the Board.

The authorized number of directors on the Board is currently fixed at not less than three and not more than nine.

The four nominees to be elected at our annual meeting will serve until the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or until their earlier resignation, removal, or death. All of our four nominees currently serve on our Board. Each of the director nominees has agreed to serve if elected. We have no reason to believe that any of the nominees will be unavailable to serve. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board.

Our Board, upon recommendation from its Nominating and Corporate Governance Committee, has nominated the persons listed below for re-election to serve as directors for the term beginning at our annual meeting of stockholders on June 6, 2013. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the four nominees named below.

Our Nominees/Directors

The following table sets forth certain information as of April 29, 2013 regarding our directors:

Name	Age	Position
Federico Pignatelli	60	Director, Chairman of the Board, and Chief Executive Officer
Dr. Alexander K. Arrow(1)(2)(3)(4)	42	Director
Mr. Gregory E. Lichtwardt (1)(2)(3)(4)	58	Director
Dr. Norman J. Nemoy(1)(2)(3)(4)	74	Director

(1)	Member of Audit Committee
(2)	Member of Nominating and Corporate Governance Committee
(3)	Member of Compensation Committee
(4)	Member of Quality and Compliance Committee

Federico Pignatelli, 60, has served as our Chief Executive Officer since August 2010, and as our Chairman of the Board and Chief Executive Officer since September 2010. Mr. Pignatelli previously served as our Chairman of the Board from 1994 until March 2006, at which point he became our Chairman Emeritus. Mr. Pignatelli has served as our President from January 2008 until June 2010. From November 2007 to January 2008, he served as interim Chief Executive Officer. Mr. Pignatelli has served as a director since 1991. He is the founder, and has served as President, of Art & Fashion Group since 1992. Art & Fashion Group is a holding company of an array of businesses providing services to the advertising industry, including the world’s largest complex of digital and film still photography studios for production and post-production. Previously, Mr. Pignatelli was a Managing Director at Gruntal & Company, an investment banking and brokerage firm, and was a Managing Director of Ladenburg, Thalmann & Co., also an investment banking and brokerage firm.

Alexander K. Arrow, M.D., CFA, 42, was appointed to the Board in July 2010. Dr. Arrow is the Chief Medical and Strategic Officer of Circuit Therapeutics, Inc., a company seeking to realize commercial potential in the field of optogenetics, a position Dr. Arrow has held since July 2012. Previously, Dr. Arrow was the Chief Financial Officer of Arstasis, Inc., a 115-employee cardiology device manufacturer. From 2002 to 2007, Dr. Arrow headed medical technology equity research at the global investment bank Lazard, providing research coverage on a wide variety of medical device manufacturers. Dr. Arrow also spent two years as Chief Financial Officer of the Patent & License Exchange, later renamed PLX Systems, Inc., and three years as the publishing life sciences research analyst at Wedbush Morgan Securities. In 1996, Dr. Arrow was a surgical resident at the UCLA Medical Center. Dr. Arrow received his CFA in 1999. He was awarded an M.D. from Harvard Medical School in 1996 and a B.A. in Biophysics, magna cum laude, from Cornell University in 1992.

Gregory E. Lichtwardt, 58, was appointed to the Board in November 2010. Mr. Lichtwardt is Executive Vice President, Operations, Treasurer, and Chief Financial Officer of Conceptus, Inc. (NASDAQ:CPTS), developer of the Essure® procedure, a non-surgical permanent birth control procedure. He joined Conceptus in November 2003 as Executive Vice President, Treasurer and Chief Financial Officer and was promoted to his current position in April 2008. From 2000 to 2002, he was Executive Vice President, Finance, Chief Financial Officer and Corporate Secretary of Innoventry, Inc., a financial services company. From 1993 to 2000, Mr. Lichtwardt was Vice President, Finance, Chief Financial Officer and Treasurer of Ocular Sciences, Inc., a worldwide developer and marketer of soft contact lenses. Prior to his employment with Ocular Sciences, Mr. Lichtwardt, from 1989 to 1993, held senior management positions in various divisions of Allergan, Inc. In addition to these positions, Mr. Lichtwardt has held various financial positions at AST Research, Inc. and at divisions of American Hospital Supply Corporation. He holds a B.B.A. degree from the University of Michigan and M.B.A. degree from Michigan State University.

Norman J. Nemoy, M.D., F.A.C.S., 74, was appointed to the Board in July 2010. Dr. Nemoy is a partner at Tower Urology Medical Group and is on the surgical attending staff at Cedars-Sinai Medical Center. Dr. Nemoy graduated from the University of Illinois, School of Medicine, and obtained his urological training at Stanford University Medical Center in Palo Alto, California. Following his training at Stanford, he had served on the clinical faculty at UCLA School of Medicine. He is a fellow of the American College of Surgeons, and is Board Certified by the American Board of Urology. Dr. Nemoy is an expert in advanced robotic surgery and has been involved in numerous clinical research studies designed to test the safety and clinical effectiveness of new urological drugs and devices.

Recommendation of Our Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of shareholder value. Our Board assesses the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components. Our Board, at each of its meetings, considers these and other risks that we face from time to time. Our Board’s approach to risk management includes developing a detailed understanding of the risks we face, analyzing them with the latest information available, and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of the Board actively manage risk within their given purview and authority. Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks. In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks. Finally, our Quality and Compliance Committee reviews and assists with management’s proper compliance with operational, safety, and regulatory requirements, which by their nature help to minimize risks that relate to our operations, the safety of our employees, and the end-users of our products and their patients.

Board Composition and Qualifications

Each director nominee brings a strong and unique set of skills and background to our Board, and gives our Board as a whole substantial experience and competence in a wide variety of areas, including board of directors service, executive management, medical device, capital equipment, specialty healthcare, consumer products, sales and marketing, international operations, public accounting, corporate finance, risk assessment, and manufacturing. Mr. Pignatelli, who has broad experience in successful business ventures and has a professional background in investment banking, has been with us since 1991 and brings to our Board his years of experience and history with our operations, and the types of issues we face on a recurring basis. Dr. Arrow, through his executive experience with a commercial stage medical device manufacturer, knowledge of the medical technology industry gained in investment banking, and a medical educational background, brings a depth of knowledge of our industry. Mr. Lichtwardt, as a public company chief financial officer in the medical device industry and prior history as a chief financial officer in other industries including eye care, has valuable experience dealing with finance and accounting principles, financial reporting rules and regulations, and evaluating financial results. Dr. Nemoy, an expert in advanced robotic surgery and a frequent participant in clinical studies who is on the attending staff of one of the most preeminent hospitals in the nation, brings to our Board his medical expertise and his perspective as a user of high technology in the practice of medicine.

Board Leadership Structure

The positions of our principal executive officer and the chairman of our Board are served by one individual, Mr. Federico Pignatelli. Our Board provides oversight of our risk exposure by receiving periodic reports from management regarding matters relating to financial, operational, legal, and strategic risks and mitigation strategies for such risks, currently provided to the Board on a monthly basis. As Mr. Pignatelli is an officer of the Company, he does not serve on the Audit, Compensation, Nominating and Corporate Governance, or Quality and Compliance Committees of the Board. The Board believes that the existing leadership structure of the Board and its Committees is appropriate based on the size of the Board and the Company’s current circumstances.

Director Independence

Our Board has determined that each of Messrs. Arrow, Nemoy, and Lichtwardt are independent directors as defined by the listing standards of the NASDAQ Marketplace Rules (“NASDAQ Rules”) and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The Committees of the Board currently and throughout 2012 have been comprised solely of independent directors and otherwise meet the applicable qualification requirements of NASDAQ and the SEC. In making its independence determinations, the Board considered the following relationship: Mr. Pignatelli was determined to not be independent based on his service beginning in November 2007 as our interim Chief Executive Officer and based on his service, since January 2008, as our President, and currently as our Chief Executive Officer.

Board Committees and Meetings

Our Board held seven regularly scheduled and special meetings and acted by unanimous written consent three times during the year ended December 31, 2012. Each director then in office attended at least 75% of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served during 2012. Although we have no policy with regard to Board members’ attendance at our annual meeting of stockholders, it is customary for, and we encourage, all Board members to attend our annual meeting, and we permit attendance by telephone or video conference, if necessary, to mitigate scheduling conflicts. All of our Board members standing for reelection attended our 2012 annual meeting of stockholders.

Our Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Quality and Compliance Committee. Each committee operates pursuant to a written charter that has been approved by our Board. A copy of the current charter for each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Quality and Compliance Committee is available on our website at www.biolase.com.

Audit Committee. The Audit Committee currently consists of Drs. Arrow and Nemoy, and Mr. Lichtwardt, and Dr. Arrow serves as its chairman. Our Board has determined that Dr. Arrow qualifies as the “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ rules.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing the reports of the independent auditors regarding our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and management’s procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of the independent auditor. The Audit Committee held nine meetings during 2012.

Compensation Committee. The Compensation Committee currently consists of Drs. Arrow and Nemoy, and Mr. Lichtwardt, and Dr. Arrow serves as its chairman. Each of the current members of the Compensation Committee qualifies as a “non-employee” director under SEC rules and regulations, and as an “outside” director under the Internal Revenue Code.

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites or special benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement. The charter for the Compensation Committee requires it to meet at least twice annually. The Compensation Committee held four meetings and acted by unanimous written consent seven times during 2012.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee also considers the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of the executive officer’s performance during the year and his review of competitive pay practices. Our Chief Executive Officer does not have a role in determining or recommending director compensation. Our Chief Executive Officer regularly attends Compensation Committee meetings, but abstains from portions of meetings at the request of other members of the Compensation Committee to enable it to freely consider issues related to the compensation of our Chief Executive Officer. The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

Secondary Stock Option Committee. The Secondary Stock Option Committee currently consists of our Chief Executive Officer and Chief Financial Officer. In September 2003 and as further modified in May 2006, May 2009 and March 2011, our Board granted our Chief Executive Officer and Chief Financial Officer joint authority to make discretionary option grants to new employees, other than executive officers and Board members, subject to a limitation of 12,000 shares per individual employee grant and compliance with the express terms and conditions of our 2002 Stock Incentive Plan. Grants to employees that exceed 12,000 shares are first reviewed with the Board or the Compensation Committee. The Chief Executive Officer must review these grants at least semiannually with the Compensation Committee. In addition, all such options must have an exercise price not less than the closing sale price of our common stock on the date of grant. The Secondary Stock Option Committee granted options to purchase an aggregate of 343,000 shares of our common stock in 2012.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Drs. Arrow and Nemoy, and Mr. Lichtwardt, and Dr. Nemoy serves as its chairman. The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and selecting or recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles applicable to us; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing, at least annually, the adequacy of the Nominating and Corporate Governance Committee, including the compliance of the committee with its charter. The Nominating and Corporate Governance Committee held two meetings during 2012.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders. The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates. All recommendations submitted by stockholders should be submitted to the Nominating and Corporate Governance Committee to the attention of the Corporate Secretary. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must also submit proof of stockholdings in the Company. All communications are to be directed to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, Biolase, Inc., 4 Cromwell, Irvine, California 92618.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence and adherence to high ethical standards; (iii) relevant knowledge and diversity of the candidate’s background and experience in areas such as business, finance and accounting, marketing, international business and other similar areas;

(iv) whether the candidate has the time required for preparation, participation and attendance at meetings; and (v) requirements relating to Board and Board committee composition under applicable law and NASDAQ Rules. The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board, to ensure that the Board is able to represent the best interests of all of our stockholders, and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills, as well as other factors of a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders as to new candidates recommended by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee reviews each existing director whose term is set to expire and considers the following in determining whether to recommend the re-election of that director: (i) occupation or business association changes; and (ii) whether circumstances have arisen that may raise questions about a director’s continuing qualifications in relation to our Board’s membership criteria.

Quality and Compliance Committee. The Quality and Compliance Committee currently consists of Drs. Arrow and Nemoy, Mr. Lichtwardt, and Mr. Lichtwardt serves as its chairman.

The primary responsibilities of the Quality and Compliance Committee include, but are not limited to: (i) assisting the Board in carrying out its oversight responsibility with respect to quality and compliance issues; (ii) overseeing management’s efforts to adopt and implement policies and procedures that require the Company and its employees to deliver high quality services in compliance with high ethical and legal standards; and (iii) ensuring compliance with operational, health, safety, and regulatory requirements and best practices. The Quality and Compliance Committee held two meetings during 2012.

Stockholder Communications

Any stockholder who wishes to communicate with our Board may send his or her communication in writing to: Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders, and all material communications from stockholders will be forwarded to the appropriate director or directors, or committee of our Board, based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board, the executive officers and beneficial holders of more than ten percent of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership of our securities. Based solely upon the copies of Section 16(a) reports which we received from such persons for their 2012 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

Director Compensation

The following table sets forth all compensation earned or paid to our directors during the year ended December 31, 2012. Mr. Pignatelli, our Chief Executive Officer, President, and Chairman of the Board did not receive additional compensation for his services as a director.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Other Compensation ($)(3)	Total ($)
Federico Pignatelli(4)	$1	$83,448	$1,000	$84,449
Alexander K. Arrow	49,750	34,994	0	84,744
Gregory E. Lichtwardt	46,250	34,994	0	81,244
Norman J. Nemoy	46,250	34,994	0	81,244

(1)	Our non-employee directors are paid a $42,000 annual retainer. The chairmen of the Audit and Compensation Committees are paid an additional fee of $5,000 per year and committee members are paid an additional $2,500 per year. The chairmen of the Nominating and Corporate Governance Committee and Quality and Compliance Committees are paid an additional fee of $3,000 per year and committee members are paid an additional $1,500 per year. In addition, non-employee directors are automatically granted options to acquire 20,000 shares of our common stock on our annual meeting date. Directors are reimbursed for reasonable travel and lodging expenses incurred by them in attending Board and committee meetings.
(2)	Reflects the aggregate grant date fair value of options granted to our directors for the current fiscal year. These amounts do not reflect actual payments made to our directors. There can be no assurance that the full grant date fair value will ever be realized by any director.
(3)	Represents earnings from the exercise of options during the 2012 year.
(4)	Includes options granted to Mr. Pignatelli in his capacity as Chairman of the Board and as Chief Executive Officer of the Company.

The following table sets forth the aggregate grant date fair value of each stock option grant awarded to our non-employee directors in 2012 and 2011.

Director	Grant Date	Exercise Price	Number of Shares Underlying Options Originally Granted	Aggregate Grant Date Fair Value
Alexander K. Arrow	May 10, 2012(1)	$2.56	20,000	$34,994
	May 5, 2011(2)	$5.34	41,000	$157,449
Gregory E. Lichtwardt	May 10, 2012(1)	$2.56	20,000	$34,994
	May 5, 2011(2)	$5.34	41,000	$157,449
Norman J. Nemoy	May 10, 2012(1)	$2.56	20,000	$34,994
	May 5, 2011(2)	$5.34	41,000	$157,449

(1)	On May 10, 2012, Drs. Arrow and Nemoy and Mr. Lichtwardt received 20,000 options to acquire shares of stock under the Automatic Stock Grant program.
(2)	On May 5, 2011, Drs. Arrow and Nemoy and Mr. Lichtwardt received 20,000 options to acquire shares of stock under the Automatic Stock Grant program and 21,000 options to acquire shares of stock in lieu of $42,000 in director fee compensation.

The grant date fair value for the May 10, 2012 option grant to Drs. Arrow and Nemoy and Mr. Lichtwardt was $1.75, also determined using the Black-Scholes option valuation model with the following assumptions: market price of $2.56, exercise price of $2.56, expected volatility of 103%, risk free interest rate of 0.87%, expected option life of 3.7 years, and an expected dividend yield of 0%.

The grant date fair value for the May 5, 2011 option grant to Drs. Arrow and Nemoy and Mr. Lichtwardt was $3.84, also determined using the Black-Scholes option valuation model with the following assumptions: market price of $5.34, exercise price of $5.34, expected volatility of 106.9%, risk free interest rate of 1.81%, expected option life of four years, and an expected dividend yield of 0%.

Effective as of the 2010 annual meeting, the Board, based on the recommendation of the Compensation Committee, increased the number of options granted automatically to each individual who is elected to our Board as a non-employee director at an annual meeting of stockholders to an option to purchase 20,000 shares of our common stock. In addition, the Board modified the calculation for options granted automatically to newly appointed non-employee directors to the number of shares equal to the sum of (a) 20,000 and (b) the product of (i) 1,250 and (ii) one plus the number of whole calendar months that will have elapsed between the date of appointment to the Board and the anticipated date of the next annual meeting of stockholders.

Each annual option grant vests over one year in equal quarterly increments, with the first vesting date occurring three months after the date of grant, except in the case of initial option grants for non-employee directors, which vest in monthly installments upon the non-employee director’s completion of each month of service as a non-employee director measured from the option grant date. Vesting is accelerated in full if certain changes in control or ownership occur or if the optionee dies or becomes disabled while serving as a director. Each option has an exercise price per share equal to the closing sale price of our common stock on the grant date and has a maximum term of ten years, subject to earlier termination on the first anniversary of the director’s cessation of our Board service for any reason. Each automatic option is immediately exercisable for all of the option shares and the director would receive unvested shares for each unvested option exercised. However, any unvested shares are subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), should the director cease Board service prior to vesting of those shares.

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) held by each of our non-employee directors as of December 31, 2012. Our directors did not hold any unvested shares of restricted stock as of December 31, 2012.

Director	Shares Underlying Options Outstanding at Fiscal Year End
Alexander K. Arrow	124,500
Gregory E. Lichtwardt	110,750
Norman J. Nemoy	133,500

EXECUTIVE COMPENSATION

Our Executive Officers

The following table sets forth certain information regarding our executive officers as of April 29, 2013:

Name	Age	Position
Federico Pignatelli	60	Chairman of the Board and Chief Executive Officer
Frederick D. Furry	45	Chief Financial Officer and Chief Operating Officer

The executive officers are appointed by our Board on an annual basis and serve at the discretion of our Board, subject to the terms of any employment agreement with us, until their earlier resignation or removal. There are no family relationships among any of the directors or executive officers. The following is a brief description of the present and past business experience of Mr. Furry. The biography of Mr. Pignatelli appears earlier in this Proxy Statement under “Proposal One — Election of Directors.”

Mr. Furry, 45, has served as our Chief Financial Officer since November 2010 and our Chief Operating Officer since October 2011. Mr. Furry is a certified public accountant (inactive) and has significant experience working with manufacturing and high technology companies for more than 18 years with public accounting firms, including PricewaterhouseCoopers LLP. From July 2004 to December 2009, Mr. Furry served as an audit partner of Windes & McClaughry. He holds an M.B.A. from the A. Gary Anderson Graduate School of Management at the University of California, Riverside.

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding company performance targets and goals. These are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers, which consist of: Federico Pignatelli, our Chairman of the Board and Chief Executive Officer, effective September 30, 2010; Frederick D. Furry, our Chief Financial Officer and Chief Operating Officer, effective November 30, 2010 and October 19, 2011, respectively; William E. Brown, Jr., our Vice President of Sales and Marketing; and Daniel Merkin, our National Sales Manager. The Compensation Committee of our Board of Directors is primarily responsible for overseeing the development and administration of the total compensation program for corporate officers and key executives, and administering our executive incentive bonus and stock plans.

Compensation Objectives.

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our executive officers who set an example for the entire company. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering them competitive compensation packages. Our compensation programs for our executive officers are designed to attract and retain such key executive officers, and to reward them in a fashion commensurate with our corporate performance and the value created for our stockholders. Our compensation programs also support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success.

Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for executive officers is mainly comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, which supports our short-term performance; (3) where appropriate, long-term stock-based incentive awards, which support our long-term performance and are designed to strengthen the mutual interests between our executive officers and our stockholders; and (4) in some cases severance payments and other benefits payable upon termination of an officer’s employment by us without cause or by our officer for good reason, including following a change of control of us, which promotes executive retention and efforts toward the best interests of the stockholders in the event of an actual or threatened change of control of us. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards.

The Compensation Committee determines the compensation to be paid to our executive officers. The Compensation Committee periodically reviews the total compensation levels and the distribution of compensation among the compensation elements identified above for each of our executive officers. The Compensation Committee determines the total compensation levels for our executive officers by considering each executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data applicable to each executive officer’s position. Our approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

The principal factors that were taken into account in establishing each executive officer’s compensation package for 2012 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future years.

In addition, the Compensation Committee periodically reviews peer group data. The Compensation Committee believes that our most direct competitors for executive talent include significantly larger and better-capitalized companies in the medical device industry, comprising a broader range of companies than those with which we usually are compared for purposes of stock performance.

Components of Compensation.

During the 2012 fiscal year, our executive officers’ compensation was composed of base salary, annual incentive bonuses, equity compensation, certain perquisites and in one case a potential severance payment payable upon certain events, including a qualifying termination of the executive officer’s employment subsequent to a change of control of us.

Base Salaries.

Our executive officers’ base salaries are assessed annually by the Compensation Committee, taking into account each officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered the stockholders’ previous approval, on an advisory basis, the compensation of the Company’s named executive officers, as well as the Company’s recent performance and current market conditions.

Mr. Pignatelli.   In August 2010 Mr. Pignatelli was appointed to the position of Interim Chief Executive Officer at an annual salary of $1.00. Mr. Pignatelli was appointed our permanent Chief Executive Officer on September 30, 2010 and has agreed to continue at a symbolic annual cash salary of $1.00 since that time.

Mr. Furry.   Mr. Furry’s annual base salary was set, at the time of his hire as our Chief Financial Officer in November 2010, at $180,000. His base salary was negotiated and was based on comparable market data, and our compensation goals and objectives. Mr. Furry’s annual base salary was not adjusted at the time of his appointment to Chief Financial Officer and Chief Operating Officer on October 19, 2011. On November 8, 2012, Mr. Furry’s annual base salary was increased to $195,000.

Mr. Brown.   Mr. Brown is our Vice President of Sales and Marketing. His current annual base salary is $160,000. His base salary was negotiated and was based on comparable market data, and our sales compensation goals and objectives.

Mr. Merkin.   Mr. Merkin is our National Sales Manager. His current base salary is $155,400. His base salary was negotiated and was based on comparable market data, and our sales compensation goals and objectives.

Annual Bonuses.

Our annual bonuses have been historically intended to reward accomplishment of our overall short-term corporate performance and objectives for a fiscal year.

Mr. Pignatelli.   No formal annual bonus opportunity was set for Mr. Pignatelli in 2010, 2011, or 2012.

Mr. Furry.   No formal annual bonus opportunity was set for Mr. Furry in 2010, 2011, or 2012.

Mr. Brown.   No formal annual bonus opportunity was set for Mr. Brown in 2010, 2011, or 2012.

Mr. Merkin.   No formal annual bonus opportunity was set for Mr. Merkin in 2010, 2011, or 2012.

Stock-Based Incentive Awards.

Stock-based incentives are designed to align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in the business. Stock options allow the officers to acquire shares of our common stock at a fixed price per share (which is at least the closing sale price of our stock on the grant date) over a specified period of time. Stock options generally become exercisable in a series of installments over either a three- or four-year period, contingent upon the officer’s continued employment with us. Accordingly, stock options provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. As such, stock options not only reward our corporate performance but are also a key retention tool. The size of the option grant to each executive officer, including any grant considered for the Chief Executive Officer and our other named executive officers, is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s current position with us, the individual’s performance of his job related duties and responsibilities in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Mr. Pignatelli.   Options to acquire 35,000 shares at an exercise price of $5.34 and 100,000 shares at an exercise price of $2.58 were granted to Mr. Pignatelli in May 2011 and December 2011, respectively, in his capacity as an officer of the Company. The May 2011 stock option vested and became exercisable immediately. The December stock option originally was to vest and become exercisable over forty-eight equal monthly installments commencing December 23, 2011, subject to Mr. Pignatelli’s continued employment with us. In March 2012, the unvested shares were accelerated and subsequently exercised for cash. On November 8, 2012, Mr. Pignatelli was granted stock options to acquire 100,000 shares at an exercise price of $2.50, which options vest and become exercisable over twelve equal monthly installments commencing November 8, 2012. The Compensation Committee considered these grants as necessary and appropriate for Mr. Pignatelli’s services.

Mr. Furry.   Options to acquire 47,500 shares were granted to Mr. Furry in December 2011 at an exercise price of $2.58. The December 2011 stock option vests and becomes exercisable over forty-eight equal monthly installments commencing December 23, 2011, subject to Mr. Furry’s continued employment with us. The Compensation Committee considered this grant as necessary and appropriate for Mr. Furry’s services. No options were granted to Mr. Furry in 2012.

Mr. Brown.   No options were granted to Mr. Brown in 2011. Options to acquire 40,000 shares were granted to Mr. Brown in February 2012 at an exercise price of $2.89. The February 2012 stock option vests and becomes exercisable over forty-eight equal monthly installments commencing February 16, 2012, subject to Mr. Brown’s continued employment with us. The Compensation Committee considered this grant as necessary and appropriate for Mr. Brown’s services.

Mr. Merkin.   No options were granted to Mr. Merkin in 2011. Options to acquire 60,000 shares were granted to Mr. Merkin in April 2012 at an exercise price of $2.73. The April 2012 stock option vests and becomes exercisable over forty-eight equal monthly installments commencing April 3, 2012, subject to Mr. Merkin’s continued employment with us. The Compensation Committee considered this grant as necessary and appropriate for Mr. Merkin’s services.

Policies with Respect to Equity Compensation Award Determinations.

We do not time the award of stock option grants in advance of material announcements in order to achieve lower exercise prices. In the past, we have not granted any equity compensation awards other than stock options. Our policy is that stock options are granted with an exercise price equal to or greater than the closing price of our common stock on the date of grant, and that all option grants are approved in advance of or on the date of the grant. The Secondary Stock Option Committee (consisting of our Chief Executive Officer and Chief Financial Officer) is delegated authority by the Board to approve stock option grants in an amount not to exceed 12,000 shares per person and only for newly-hired employees. For stock option grants to new employees, our policy is that they be issued on, and receive an exercise price equal to or greater than the closing stock price of our common stock on such employee’s start date, presuming that the award was pre-approved by the Secondary Stock Option Committee.

Perquisites and Other Benefits.

The Compensation Committee does not generally provide any perquisites at this time, except for a car allowance that is provided to Mr. Merkin in connection with his sales manager role.

Severance and Change of Control Arrangements.

Messrs. Pignatelli, Furry, Brown, and Merkin are employed by the Company on an “at will” basis, and they do not have any employment agreements or severance provisions. Mr. Brown has an agreement that provides certain benefits in the event of a change in control of the Company. As of December 31, 2012, Mr. Brown’s change in control benefits totaled approximately $176,360, which represents one-year of salary and certain medical and dental benefits. Messrs. Pignatelli, Furry, and Merkin do not have any change in control agreements with the Company.

Compliance with Internal Revenue Code Section 162(m).

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Nonperformance-based compensation paid to our executive officers for the 2012 fiscal year did not exceed the $1.0 million limit per officer, and we do not expect the nonperformance-based compensation to be paid to our executive officers for the 2012 fiscal year to exceed that limit. Our option grants under our 2002 Stock Incentive Plan have been designed to qualify as performance-based compensation.

There are certain circumstances under which the Board and Compensation Committee may decide to exceed the deductibility limit imposed under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances may include maintaining a competitive salary for a named executive officer position or attracting highly qualified executives to join us and to promote their retention with compensation that is not performance based as part of their initial employment offers. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we do not expect to take any action to limit or restructure the elements of cash compensation payable to our executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). We will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code if he or she receives compensatory payments or benefits that are contingent on a change in the ownership or control of a corporation, and the aggregate amount of such contingent compensatory payments and benefits equals or exceeds three times the executive’s base salary amount. An executive’s excess parachute payments are subject to a 20% excise tax under Section 4999 of the Internal Revenue Code, in addition to any applicable federal income and employment taxes. Also, the corporation’s compensation deduction in respect of the executive’s excess parachute payments is disallowed under Section 280G of the Internal Revenue Code. If we were to be subject to a change in control, certain amounts received by our executives could be excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code. As discussed under “Potential Payments Upon Termination or Change in Control” we do not provide our executive officers with tax gross up payments in the event of a change in control.

Summary Compensation Table

The following table shows the compensation earned by, or awarded or paid to, each of our named executive officers (“NEOs”) for the fiscal years ended December 31, 2012, 2011, and 2010:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Federico Pignatelli	2012	$1	$0	$83,448	$0		$1,000		$84,449
Chief Executive Officer &	2011	1	0	323,069	0		0		323,070
Chairman of the Board(2)	2010	41,467	0	34,612	0		0		76,079
Frederick D. Furry	2012	181,587	0	0	0		0		181,587
Chief Operating Officer &	2011	180,000	0	89,614	0		0		269,614
Chief Financial Officer	2010	8,192	0	147,285	0		0		155,477
William E. Brown, Jr.	2012	155,450	0	81,422	82,402(	3)	0		319,274
Vice President of Sales &	2011	140,000	0	0	45,176(	3)	0		185,176
Marketing	2010	177,500	0	75,086	31,516(	3)	0		284,102
Daniel Merkin	2012	148,196	0	111,953	100,250(	3)	5,400(	4)	365,799
National Sales Manager	2011	100,033	0	0	142,408(	3)	5,536(	4)	247,977
	2010	81,930	0	33,394	119,765(	3)	8,459(	4)	243,548

(1)	The dollar amounts in this column reflect the aggregate grant date fair value of options granted to our NEOs for each of the applicable fiscal years. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.
(2)

Mr. Pignatelli received an annual salary of $150,000 for his service as our President, from January 2008 until December 2008. Effective December 1, 2008, Mr. Pignatelli voluntarily reduced his salary to $72,000 which was in effect until June 2010. When Mr. Pignatelli was appointed as our interim Chief Executive Officer in August 2010, he voluntarily agreed to an annual cash salary of $1.00. Mr. Pignatelli’s option award in 2010 was in respect of his service on the Board of Directors. In 2012, Mr. Pignatelli received an option award in the amount of 100,000 shares in respect of his service as the Chief Executive Officer of the Company.

(3)	Includes paid sales commissions.
(4)	Includes car allowance, taxable fringe benefits, and stock option exercise totaling $5,400, $5,536, and $8,459 for the years ended December 31, 2012, 2011, and 2010, respectively.

Grants of Plan-Based Awards

The following table presents information regarding annual incentive bonus awards and equity incentive awards granted to the named executive officers during 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (2)(#)	Exercise on Base Price of Option Awards (3)($)	Grant Date Fair Value of Option Awards (4)($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Federico Pignatelli Chief Executive Officer & Chairman of the Board	11/8/12	N/A	N/A	N/A	100,000	$2.50	$ 83,448
Frederick D. Furry Chief Operating Officer & Chief Financial Officer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
William E. Brown, Jr. Vice President of Sales & Marketing	2/16/12	N/A	N/A	N/A	40,000	$2.89	$ 81,422
Daniel Merkin National Sales Manager	4/3/12	N/A	N/A	N/A	60,000	$2.73	$111,953

(1)	The amounts in these columns represent the range of potential payouts for 2012 under the incentive bonus plan based on certain pre-established performance measures described under the caption “Compensation Discussion and Analysis — Annual Incentive Bonuses.” Bonus payouts below and above the expected performance level are determined in the Compensation Committee’s discretion.
(2)	Amounts shown in this column represent stock options granted in 2012, as described under the caption “Compensation Discussion and Analysis — Stock Based Incentive Awards.”
(3)	Each option grant has an exercise price equal to, or greater than, the closing stock price of common stock at the time of grant.
(4)	The grant date fair value for the November 8, 2012 option grant was $0.83, and was determined using the Black-Scholes option valuation model with the following assumptions: market price of $1.70, exercise price of $2.50, expected volatility of 84.4%, risk free interest rate of 0.66%, expected option life of 3.5 years, and an expected dividend yield of 0%.
The grant date fair value for the February 16, 2012 option grant was $2.04, and was determined using the Black-Scholes option valuation model with the following assumptions: market price of $2.89, exercise price of $2.89, expected volatility of 102.1%, risk free interest rate of 0.93%, expected option life of 4.1 years, and an expected dividend yield of 0%.
The grant date fair value for the April 3, 2012 option grant was $1.87, and was determined using the Black-Scholes option valuation model with the following assumptions: market price of $2.73, exercise price of $2.73, expected volatility of 103%, risk free interest rate of 0.87%, expected option life of 3.7 years, and an expected dividend yield of 0%.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2012. We have not granted equity awards other than options in the past.

	Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Federico Pignatelli	30,000(	1)	0	$11.07	4/29/13
Chairman of the Board & Chief Executive	30,000(	1)	0	11.96	5/26/14
Officer	30,000(	1)	0	5.81	11/15/15
	30,000(	1)	0	10.40	4/20/16
	15,000(	1)	0	5.94	5/16/17
	35,000		0	5.34	5/5/16
	8,333		91,667	2.50	11/8/17

Frederick D. Furry	100,000		50,000	2.00	11/30/15
Chief Operating Officer & Chief Financial Officer	11,875		35,625	2.58	12/23/18

William E. Brown, Jr.	5,000		0	6.66	12/2/15
Vice President Sales & Marketing	45,998		23,002	2.00	12/22/15
	20,000		0	7.26	5/24/16
	8,333		31,667	2.89	2/16/17
	50,000		0	4.00	12/12/17
	70,000		0	0.93	11/20/18

Daniel Merkin	16,499		8,251	2.00	12/22/15
National Sales Manager	10,000		50,000	2.73	4/3/17
	3,000		0	6.58	6/18/17
	1,000		0	0.82	1/26/19
	4,166		834	1.96	4/14/20

(1)	Options held by Mr. Pignatelli were granted to him as part of his director compensation. See “Director Compensation” discussion under “Proposal One — Election of Directors.”

Option Exercises and Stock Vested

The following table summarizes the option exercises by each of our named executive officers for the year ended December 31, 2012. No shares of restricted stock have been granted to any of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Federico Pignatelli	100,000	$1,000
Chief Executive Officer & Chairman of the Board
Frederick D. Furry
Chief Operating Officer & Chief Financial Officer	0	0
William E. Brown, Jr.
Vice President Sales & Marketing	0	0
Daniel Merkin
National Sales Manager	0	0

(1)	Represents the excess over the exercise price of the closing market price of a share of our common stock on the date of exercise multiplied by the number of shares that were exercised.

Potential Payments upon Termination or Change in Control

Mr. Pignatelli.    Mr. Pignatelli was not a party to any severance or change in control agreement during 2012 and is not a party to such an agreement currently.

Mr. Furry.    Mr. Furry was not a party to any severance or change in control agreement during 2012 and is not a party to such an agreement currently.

Mr. Brown.    Mr. Brown was not a party to any severance agreement during 2012. He is a party to a change in control agreement with us that provides for one year of salary and certain medical and dental benefits which total approximately $176,360 in the event of a change of control of the Company.

Mr. Merkin.    Mr. Merkin was not a party to any severance or change in control agreement during 2012 and is not a party to such an agreement currently.

Equity Compensation Plan Information

Our 2002 Stock Incentive Plan is designed to attract and retain the services of individuals essential to its long-term growth and success. We also formerly maintained the 1990 Stock Option Plan and the 1993 Stock Option Plan. The 1990 Stock Option Plan and the 1993 Stock Option Plan have terminated pursuant to their terms and no grants under those plans remain outstanding.

The following table summarizes information as of December 31, 2012 with respect to the shares of our common stock that may be issued upon exercise of options, warrants or rights under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	3,859,991	$3.48	592,211

Total	3,859,991	$3.48	592,211

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Company during the year ended December 31, 2012, or in any prior year, and none of the members of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K. There were no Compensation Committee interlocks as described in Item 407(e)(4) of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis set forth above be included in our 2012 Annual Report on Form 10-K and in this Proxy Statement for the 2013 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of our Board:

Alexander K. Arrow, Chairman Norman J. Nemoy Gregory E. Lichtwardt

Date: April 30, 2013

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO USA, LLP was selected by the Audit Committee to act as our independent registered public accounting firm for the fiscal year ending December 31, 2013. BDO USA, LLP was initially engaged by us on August 8, 2005 and has served in that capacity through December 31, 2012. Our Board is asking the stockholders to ratify BDO USA, LLP’s appointment. Stockholder ratification of such selection is not required by our bylaws or other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance. In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the 2013 fiscal year. Even if the selection is ratified, the Audit Committee in its discretion may consider the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders’ best interests.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of Our Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2012 and 2011.

	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2011
Audit Fees(1)	$272,494	$274,098
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees(2)	0	18,869

Total	$272,494	$292,967

(1)	2012 audit fees include services performed in connection with the audit of the Company’s internal control over financial reporting as of December 31, 2012.
(2)	Fees paid in conjunction with services performed on our registration statement on Form S-3 and related Prospectus Supplement filings with the SEC.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the exception to pre-approval contained in Regulation S-X, Rule 2-01(c)(7)(i)(C).

PROPOSAL THREE

ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY” VOTE)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers who are named in the Summary Compensation Table contained in this proxy statement, referred to as the NEOs. We have disclosed the compensation of the NEOs pursuant to rules adopted by the SEC.

We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. Stockholders are urged to read the Compensation Discussion and Analysis section, beginning on page 10 of this proxy statement, which discusses in detail our 2012 compensation program and decisions made by the Compensation Committee.

Summary of Key Compensation Practices

We seek to align our compensation programs and practices with evolving governance best practices:

•	We do not provide a supplemental executive retirement plan, or SERP;

•	We do not pay tax gross-ups for executive perquisites (which are minimal, in any event);

•	We do not provide extraordinary relocation or home buyout benefits;

•	We do not provide personal use of corporate aircraft or personal security systems maintenance and/or installation;

•	We do not pay or provide additional compensation for terminations for cause; and

•	We do not pay tax gross-ups for change in control payments under Section 280G of the Internal Revenue Code of 1986, as amended.

Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee and entire board of directors on compensation best practices and trends. In addition, we made improvements to certain elements of our executive compensation programs to further align them with current market best practices, including:

•	We established an executive compensation philosophy with targeted market position that varies based upon the role of the NEO and the impact that executive has on our business; and

•	We discuss a peer group for on-going competitive market comparisons.

The Compensation Committee meets without management present.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “Say-on-Pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the NEOs that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of Biolase, Inc. approve, on an advisory basis, all of the compensation of the Company’s named executive officers who are named in the Summary Compensation Table of the Company’s 2013 proxy statement, as such compensation is disclosed in the Company’s 2013 proxy statement pursuant to disclosure rules of the Securities and Exchange Commission, which disclosure includes the proxy statement’s Summary Compensation Table, the other executive compensation tables and the related narrative disclosures including the Compensation Discussion and Analysis.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee, or the Company. However, our Board and Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at the annual meeting when considering future executive compensation arrangements.

Proxies received in response to this solicitation will be voted “FOR” the approval, on an advisory basis, of the compensation of our NEOs disclosed in this proxy statement unless otherwise specified in the proxy.

Recommendation of Our Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs DISCLOSED IN THIS PROXY STATEMENT IN THE SUMMARY COMPENSATION TABLE, THE OTHER EXECUTIVE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURES INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS.

PROPOSAL FOUR

APPROVAL OF AMENDMENT TO THE

BIOLASE, INC. 2002 STOCK INCENTIVE PLAN

General

We are asking our stockholders to approve the amendment to our 2002 Stock Incentive Plan (the “Stock Incentive Plan”) which was approved by our Board of Directors on March 23, 2013, subject to stockholder approval. The effect of the amendment is to extend the term of the Stock Incentive Plan through May 5, 2019, and to increase the number of shares of our common stock available for issuance under the Stock Incentive Plan by an additional 800,000 shares.

As of March 28, 2013, options to acquire 86,473 shares of our common stock are available for issuance under the Stock Incentive Plan. The number of shares of our common stock is being increased with the amendment in order to provide for awards in future years. We intend to award grants to directors, officers, and employees to provide incentives to such individuals to focus on our critical long-range objectives and to encourage the attraction and retention of such individuals.

The Stock Incentive Plan was originally adopted by our stockholders in May 23, 2002 and will expire on May 5, 2016 unless it is extended. If our stockholders approve the amendment of the Stock Incentive Plan, it will take effect immediately and the Stock Incentive Plan will continue through May 5, 2019, when it will expire. The amendment of the Stock Incentive Plan ensures that we can continue to grant equity awards to our directors, officers, and employees, which are a critical part of compensation packages offered to new, existing, and key employees and are an important tool in our ability to attract and retain talented personnel. Accordingly, we are proposing to amend and restate the Stock Incentive Plan to extend the availability of this plan for these purposes for an additional three years.

The principal features of the Stock Incentive Plan are summarized below; however the summary is qualified in its entirety by reference to the Stock Incentive Plan itself, which is attached to this proxy statement as Appendix A. We encourage you to please read the Stock Incentive Plan carefully.

Background of the Stock Incentive Plan

The Stock Incentive Plan was approved by our stockholders on May 23, 2002. The Stock Incentive Plan originally reserved 3,000,000 shares of our common stock for issuance as stock awards or upon exercise of options granted pursuant to the Stock Incentive Plan and included options outstanding under the predecessor 1998 Stock Option Plan which were transferred to the Stock Incentive Plan. The Stock Incentive Plan was amended in 2004 to increase the shares reserved by an additional 1,000,000 shares, bringing the total shares of our common stock reserved for issuance to 4,000,000. In 2005, the Stock Incentive Plan was amended to increase the shares reserved by an additional 950,000 shares, bringing the total shares of our common stock reserved for issuance to 4,950,000. In May 2007, the Stock Incentive Plan was amended to increase the shares reserved by an additional 1,000,000 shares, bringing the total shares of our common stock reserved for issuance to 5,950,000, and in May 2011, the Stock Incentive Plan was amended to increase the shares reserved by an additional 1,000,000 shares, bringing the current total shares of our common stock reserved for issuance to 6,950,000.

Our Board of Directors further amended the Stock Incentive Plan in 2005 to restrict our ability to re-price outstanding stock options or to cancel outstanding stock options in exchange for grants of stock options with a lower exercise price without stockholder approval. Our Board also amended the Stock Incentive Plan to provide that (i) the minimum exercise price for stock options would be the fair market value of our common stock on the date of grant, (ii) to the extent otherwise required, stockholder approval would be necessary to increase the number of shares reserved under the Stock Incentive Plan, and (iii) any shares issued under the stock issuance program for a purchase price of less than fair market value would generally provide for a minimum of three-year vesting, subject to continued employment or service, or one-year vesting in the case of performance-based awards. In February 2007, our Board of Directors further amended the Stock Incentive Plan to reduce the number of options granted to non-employee directors under the Automatic Option Grant Program, which number of options was increased in May 2010.

The Stock Incentive Plan is designed to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to our long-term growth and financial success. Accordingly, our officers and other employees, the non-employee directors and independent contractors have the opportunity to acquire a meaningful equity interest in us through their participation in the Stock Incentive Plan.

Shares Subject to the Stock Incentive Plan

As of March 28, 2013, options awarded pursuant to the Stock Incentive Plan for 4,336,572 shares of our common stock are outstanding and 86,473 shares remain available for issuance. If this proposal is approved, then approximately 886,473 shares would be available for issuance under the Stock Incentive Plan. The awarded options were issued at the closing sale price of our common stock on the date of grant or higher. Options generally expire following termination of the optionee’s service between 90 days and 12 months following termination service and have an exercise term not to exceed 10 years from the date of grant. The market value of the securities underlying the options as of March 28, 2013 was $3.98 per share of our common stock. If the entire amount of 4,336,572 shares that have been previously authorized under the Stock Incentive Plan were issued thereunder, such shares would constitute approximately 12% of our common stock outstanding as of March 28, 2013. We plan to file an S-8 Registration Statement to register the additional 800,000 shares being reserved under the Stock Incentive Plan.

Description of the Stock Incentive Plan

The Stock Incentive Plan consists of three equity incentive programs: (1) the discretionary option grant program, (2) the stock issuance program, and (3) the automatic option grant program for our non-employee directors. The principal features of each program are described below.

Both our Board of Directors and the Compensation Committee have the authority to act as the Stock Incentive Plan administrator of the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to our executive officers and non-employee directors and also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. Our Board of Directors may at any time appoint a secondary committee comprised of one or more directors to have concurrent authority to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee directors. All grants under that program will be made in strict compliance with the express provisions of such program. Options granted under the Stock Incentive Plan may be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified options. The Stock Incentive Plan prohibits the re-pricing of outstanding stock options or the exchange of outstanding stock options for stock options with a lower exercise price, unless stockholder approval is obtained, or if in connection with a change of control of us or a change in our common stock (such as the result of a merger, stock split, stock dividend or recapitalization of us).

Discretionary Option Grant Program

The plan administrator has complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share determined by the plan administrator, which will not be less than the fair market value of our common stock on the date of grant. No granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date.

Stock Issuance Program

Shares may be issued under the stock issuance program at a price per share determined by the plan administrator, payable in cash or for past services rendered to us. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to share right awards that entitle the recipients to receive those shares upon the attainment of designated performance goals. The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, and the number of shares subject to each such issuance or award. The plan administrator has discretion over the vesting schedule for shares issued under the stock issuance program. Shares issued at less than fair market value will generally vest over a three-year period, with accelerated vesting permitted only upon a change of control or in other limited circumstances (e.g., death or disability of the recipient, termination without cause or pursuant to a severance agreement or plan under which the recipient provides consideration for accelerated vesting). Shares may also be issued upon attainment of designated performance goals or specified service requirements.

Automatic Option Grant Program

Effective as of the 2007 annual meeting, under the automatic option grant program, eligible non-employee members of our Board of Directors have received a series of option grants over their period of Board service. The automatic option grant program provides that each individual who is elected to our Board as a non-employee director, at an annual meeting of stockholders or at a special meeting at which directors were elected, automatically is granted, on the date of such election, a non-statutory option to purchase 20,000 shares of our common stock. Each option vests over one year in equal quarterly increments, with the first vesting date occurring three months after the date of grant. If a non-employee director becomes a member of our Board of Directors for the first time on a date other than the date of a meeting at which all directors were elected, he or she will automatically be granted a non-statutory option to purchase the number of shares equal to the sum of (a) 20,000 and (b) the product of (i) 1,250 and (ii) one plus the number of whole calendar months that will have elapsed between the date of appointment to the Board of Directors and the anticipated date of the next annual meeting of stockholders. The options will vest over one year in equal quarterly increments, with the first vesting date occurring three months after the date of grant.

Exercise Provisions, Amendment and Termination of the Stock Incentive Plan

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Our Board of Directors may amend or modify the Stock Incentive Plan at any time, subject to any required stockholder approval to increase the number of shares reserved thereunder or pursuant to applicable laws and regulations and the NASDAQ Rules. In addition, stockholder approval is required to modify the eligibility requirements for participation in the Stock Incentive Plan.

Certain Federal Income Tax Consequences

No taxable income is recognized by the optionee at the time of the grant of an Incentive Stock Option, and no taxable income is recognized for regular tax purposes at the time the option is exercised; however, the excess of the fair market value of our common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

All other options granted under the Stock Incentive Plan will be non-statutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon exercise of the non-statutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

Except as otherwise described above with respect to incentive stock options, we generally will be entitled to a deduction when and for the same amount that the recipient recognizes ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees”. Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date).

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or restricted shares, or to us. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee’s death.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2012, with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by Public Company Accounting Oversight Board Rule 3526, Independence Discussion with Audit Committees, as amended, and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The Audit Committee also approved the selection of BDO USA, LLP as our independent registered public accounting firm for 2013.

The Audit Committee and our Board have also recommended, subject to stockholder ratification, the selection of BDO USA, LLP as our independent registered public accounting firm for the 2013 fiscal year.

Submitted by the Audit Committee of our Board:

Alexander K. Arrow, Chairman Norman J. Nemoy Gregory E. Lichtwardt

Date: April 30, 2013

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate our future filings under those statutes, neither the preceding Compensation Committee Report nor the Audit Committee Report will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any of our future filings under those statutes. In addition, information on our website, other than our Proxy Statement and form of Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The charter of the Audit Committee requires that it review any insider and related party transactions. In connection with this requirement, all related party transactions (transactions involving our directors, executive officers or any member of their immediate family, or holder of more than five percent of our outstanding common stock) are disclosed and reviewed by our Audit Committee and our Board of Directors at least annually. In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence requirements. To the extent such transactions are ongoing business relationships; the transactions are disclosed and, as applicable, reviewed annually.

There has not been any transaction or series of related transactions to which we were a participant in the 2012 fiscal year or are currently a participant involving an amount in excess of $120,000 and in which any director, executive officer or any member of their immediate family, or holder of more than five percent of our outstanding common stock, had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock as of April 29, 2013 by (i) any stockholder known to us to beneficially own five percent or more of our outstanding common stock, (ii) each director and nominee for director, (iii) each named executive officer, and (iv) all current directors and executive officers as a group. Options shown in the table were granted pursuant to the 2002 Stock Incentive Plan and represent the shares issuable pursuant to outstanding options exercisable within 60 days of April 29, 2013. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is calculated pursuant to SEC Rule 13d-3(d)(1) and is based on 31,579,348 shares of our common stock outstanding at April 29, 2013, and excludes shares reserved for 872,974 unexercised warrants.

5% Beneficial Owners	Shares Beneficially Owned	Number of Shares Underlying Options Exercisable Within 60 Days of April 29, 2013	Percentage of Shares Beneficially Owned
Eagle Asset Management, Inc.(1)	3,148,073	0	9.97%
800 Carillon Parkway St. Petersburg, FL 33716
Brecken Capital LLC(2)	2,995,673	0	9.49%
346 Hartshorn Drive Short Hills, NJ 07078
Directors and Named Executive Officers
Federico Pignatelli	1,461,732	198,331	5.22%
Alexander K. Arrow	105,659	124,500	*
Gregory E. Lichtwardt	8,665	110,750	*
Norman J Nemoy	10,561	133,500	*
Frederick D. Furry	5,077	146,979	*
William E. Brown, Jr.	0	219,997	*
Daniel Merkin	0	47,124	*
All current directors and executive officers as a group (7 persons)	1,591,694	981,181	7.90%

*	Represents less than 1%.
(1)	This information is based solely upon a Schedule 13D dated April 2, 2013 and filed with the SEC.
(2)	This information is based solely upon a Schedule 13G dated June 26, 2012 and filed with the SEC.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders must be received no later than December 28, 2013. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, as amended which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of stockholders.

All stockholder proposals, notices and requests should be made in writing and sent to the attention of the Corporate Secretary, BIOLASE, Inc., 4 Cromwell, Irvine, California 92618.

ANNUAL REPORT

A copy of the 2012 Annual Report on Form 10-K, which includes the financial statements, but excludes Form 10-K exhibits, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at our annual meeting.

OTHER MATTERS

We know of no other matters that will be presented for consideration at our annual meeting. If any other matters properly come before our annual meeting, the individuals named in the accompanying proxy shall vote on such matters in accordance with their best judgment and in the discretion of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Federico Pignatelli
Chairman of the Board and Chief Executive Officer

Date: April 30, 2013

APPENDIX A

BIOLASE, INC.

2002 STOCK INCENTIVE PLAN

(As amended by the Board of Directors through March 23, 2013 and approved by stockholders on June 6, 2013)

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

The Plan is intended to promote the interests of the Corporation by providing eligible persons who are employed by or serve the Corporation or any Parent or Subsidiary with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity incentive programs:

1. the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock;

2. the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary); and

3. the Automatic Option Grant Program under which eligible non-Employee directors shall automatically receive option grants at designated intervals over their period of continued Board service.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

B. The Primary Committee and the Board shall have concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. (However, grants made to Section 16 Insiders by the entire Board will not be exempt from the million-dollar compensation deduction limitation of Code Section 162(m).) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons; provided, that a Secondary Committee which includes any Employee is not authorized to make grants to non-Employee directors. However, any discretionary option grants or stock issuances for members of the Primary Committee should be authorized by a disinterested majority of the Board.

C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a director, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as directors for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

IV. ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

1. Employees,

2. non-Employee members of the Board or the board of directors of any Parent or Subsidiary, and

3. independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

B. Only non-Employee directors shall be eligible to participate in the Automatic Option Grant Program. A non-Employee director who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial option grant under the Automatic Option Grant Program at the time he or she first becomes a non-Employee director, but shall be eligible to receive annual option grants under the Automatic Option Grant Program while he or she continues to serve as a non-Employee director.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 6,950,000 shares. Such authorized share reserve is comprised of (1) the initial share reserve for the Plan of 1,000,000 shares authorized by the Board on April 16, 2002 and approved by the stockholders on May 23, 2002, (2) the number of shares that remained available for issuance, as of May 23, 2002, under the Predecessor Plan as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under the Predecessor Plan, (3) an additional increase of 1,000,000 shares of Common Stock authorized by the Board on April 28, 2004 and approved by the stockholders on May 26, 2004, (4) an additional increase of 950,000 shares of Common Stock authorized by the Board on September 19, 2005 and approved by the stockholders on November 15, 2005, (5) an additional 1,000,000 shares of Common Stock authorized by the Board on February 28, 2007 and approved by the stockholders on May 16, 2007, (6) an additional 1,000,000 shares of Common Stock authorized by the Board on February 17, 2011 and approved by the stockholders on May 5, 2011, and (7) an additional 800,000 shares of Common Stock authorized by the Board on March 23, 2013 and approved by the stockholders on June 6, 2013.

B. No one person participating in the Plan may receive stock options and direct stock issuances for more than 1,500,000 shares of Common Stock pursuant to the Plan in the aggregate per calendar year. No more than 200,000 shares of Common Stock may be granted under Article Three hereof.

C. Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (1) those options expire or terminate for any reason prior to exercise in full or (2) the options are cancelled in accordance with the cancellation/regrant provisions of the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (1) the maximum number and/or class of securities issuable under the Plan, (2) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances under the Plan per calendar year, (3) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan (including the options transferred to this Plan from the Predecessor Plan), and (4) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be binding.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator. However, each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.  Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(a) cash or check made payable to the Corporation,

(b) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(c) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.  Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of 10 years measured from the option grant date.

C.  Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Option Grant Program that are outstanding at the time of the Optionee’s cessation of Service:

(a) Immediately upon the Optionee’s cessation of Service, the option shall terminate with respect to the unvested shares subject to the option.

(b) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct, then the option shall terminate immediately with respect to all shares subject to the option.

(c) Should the Optionee’s Service terminate for reasons other than Misconduct, then the option shall remain exercisable during such period of time after the Optionee’s Service ceases as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no option shall be exercisable after its Expiration Date. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s Service ceased. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the option shall terminate with respect to any vested shares subject to the options.

2. Among its discretionary powers, the Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service, but in no event beyond the expiration of the option term. The Plan Administrator should consider the tax and accounting consequences before exercising such discretion.

D.  Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.  Repurchase Rights.  The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (1) the exercise price paid per share or (2) the Fair Market Value per share of Common Stock at the time of the repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.  Limited Transferability of Options.  During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to the Optionee’s former spouse. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options, which are specifically designated as Non-Statutory Options when issued under the Plan, shall not be subject to the terms of this Section II.

A.  Eligibility.  Incentive Options may only be granted to Employees.

B.  Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date) for which one or more options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s options exceed that limit, they will be treated as Non-Statutory Options (but all of the other provisions of the option shall remain applicable), with the first options that were awarded to the Optionee to be treated as Incentive Options.

C.  10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five years measured from the option grant date.

III. CHANGE IN CONTROL

A. In the event a Change in Control occurs, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Discretionary Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become vested on such an accelerated basis if and to the extent: (1) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force pursuant to the terms of transaction or (2) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread no later than the time the Optionee would vest in those option shares or (3) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.

B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent: (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C. Immediately following the consummation of the Change in Control, all outstanding options granted pursuant to the Discretionary Option Grant Program shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the transaction.

D. Each option granted pursuant to the Discretionary Option Grant Program that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (1) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (2) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (3) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

E. Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is granted or at any time while the option remains outstanding) so that the option shall become immediately exercisable and some or all of the shares subject to that option shall automatically become vested (and some or all of the repurchase rights of the Corporation with respect to the unvested shares subject to that option shall immediately terminate) upon the occurrence of a Change in Control, a Proxy Contest or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following any of these events. In addition, the Plan Administrator may provide that one or more of the Corporation’s repurchase rights with respect to some or all of the shares held by the Optionee at the time of such a Change in Control, a Proxy Contest, or any other specified event or the Optionee’s Involuntary Termination within a designated period of time following such an event shall immediately terminate and all of the shares shall become vested.

F. The portion of any Incentive Option accelerated in connection with a Change in Control or Proxy Contest shall remain exercisable as an Incentive Option only to the extent the $100,000 limitation described in Section II.B. above is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

G. The outstanding options shall in no way affect the right of the Corporation to undertake any corporate action.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each stock issuance under this program shall be evidenced by a stock issuance agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.  Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator.

2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(a) cash or check made payable to the Corporation, or

(b) past services rendered to the Corporation (or any Parent or Subsidiary).

B.  Vesting Provisions.

1. Except as otherwise provided below in Section I.B.2 of the Plan, shares of Common Stock issued under the Stock Issuance Program for a purchase price less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of the grant of the stock issuance agreement for such shares of Common Stock, shall be subject to the following vesting requirements of this Section I.B.1 of the Plan. The shares of Common Stock shall vest ratably over a period of not less than three years subject to continued employment or service with the Corporation (with the Corporation retaining the right to repurchase any of such unvested shares at the original purchase price of such shares in the event the recipient terminates employment as provided in the stock issuance agreement, except as otherwise provided in this section). The vesting of such shares of Common Stock may not be accelerated except in the event of a Change of Control of the Corporation, in the event of the death or Disability of the recipient of the shares of Common Stock, in the event of the actual or constructive termination of the employment or services of the recipient with the Corporation by the Corporation without cause (as determined by the Board) pursuant to the stock issuance agreement, an employment or services agreement, or in connection with a separation agreement or severance plan or arrangement under which the recipient of the shares of Common Stock is required to provide consideration for such acceleration of the vesting of the shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares (i) solely upon the attainment of designated performance goals provided that the minimum performance period is not less than one year, or (ii) upon the satisfaction of additional Service requirements in addition to the Service requirements in the preceding provisions of this section.

2. Shares of Common Stock issued under the Stock Issuance Program representing up to five percent (5%) of the total number of shares of Common Stock reserved for issuance under the Plan shall not be subject to the restrictions provided above in Section I.B.1 of the Plan and may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program pursuant to this Section I.B.2 shall be determined by the Plan Administrator and incorporated into the stock issuance agreement. Shares of Common Stock issued pursuant to this Section I.B.2 may also be issued under the Stock Issuance Program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to such escrow arrangements as the Plan Administrator shall deem appropriate and shall be vested to the same extent the Participant’s shares of Common Stock are vested.

4. The Participant shall have full stockholder rights (other than transferability) with respect to any shares of Common Stock issued to the Participant pursuant to the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Cash dividends constitute taxable compensation to the Participant are deductible by the Corporation (unless the Participant has made an election under Section 83(b) of the Code).

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay the Participant, without interest, the lower of (a) the cash consideration paid for the surrendered shares or (b) the Fair Market Value of those shares at the time of cancellation and/or shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares by the applicable clause (a) or (b) amount.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

7. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

II. CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the occurrence of a Change in Control, except to the extent (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the transaction or (2) such accelerated vesting is precluded by other limitations imposed in the stock issuance agreement.

B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and some or all of the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Change in Control, a Proxy Contest or any other event, or the Participant’s Involuntary Termination within a designated period of time following any of these events.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

A.  Automatic Grants.  Option grants shall be made pursuant to the Automatic Option Grant Program in effect under this Plan as follows:

1.  Initial Grant: Provided the non-Employee director has not previously been in the employ of the Corporation or any Parent or Subsidiary, each such individual who is first elected or appointed as a non-

Employee director at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option. The number of shares of Common Stock subject to the option shall be equal to the sum of (a) 20,000 and (b) the product of (x) 1,250 shares and (y) (i) 1 plus (ii) the number of whole calendar months between the date of election or appointment of such non-Employee director to the Board and the anticipated date of the next Annual Stockholders’ Meeting or Special Meeting in lieu of an Annual Stockholders’ Meeting at which directors are elected.

2.  Annual Grants: On the date of each Annual Stockholders’ Meeting or Special Meeting in lieu of an Annual Stockholders’ Meeting at which directors are elected, each individual who is to continue to serve as a non-Employee director following an Annual Stockholders’ Meeting, whether or not that individual is standing for re-election to the Board at that particular Annual Stockholders’ Meeting, shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock. There shall be no limit on the number of such annual option grants any one non-Employee director may receive over his or her period of Board service, and non-Employee directors who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more option grants from the Corporation shall be eligible to receive one or more such annual option grants over their period of continued Board service.

B.  Exercise Price.  The exercise price per share for each option grant made under the Automatic Option Grant Program shall be equal to 100% of the Fair Market Value per share of Common Stock on the option grant date.

C.  Option Term.  Each option grant under the Automatic Option Grant Program shall have a term of 10 years measured from the option grant date.

D.  Exercise and Vesting of Options.

1. Each option under the Automatic Option Grant Program shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the lower of (a) the exercise price paid per share or (b) the Fair Market Value per share of Common Stock at the time of repurchase, should the Optionee cease such Board service prior to vesting in those shares.

2. The shares subject to each initial option grant shall vest, and the Corporation’s repurchase right shall lapse, in quarterly installments upon the Optionee’s completion of each quarter of service as a non-Employee director measured from the option grant date.

3. The shares subject to each annual option grant shall vest, and the Corporation’s repurchase right shall lapse, in four successive quarterly installments upon the Optionee’s completion of the each quarter of service as a non-Employee director measured from the grant date.

E.  Termination of Service.  The following provisions shall govern the exercise of any options granted to the Optionee pursuant to the Automatic Option Grant Program that are outstanding at the time the Optionee ceases to serve as a director:

1. The option shall be exercisable until the earlier to occur of (a) the Expiration Date or (b) the one-year anniversary of the date the Optionee’s Board service terminated.

2. During the post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

3. Should the Optionee’s Board service cease due to death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may be exercised for any or all of those shares as fully vested shares of Common Stock.

4. Upon the expiration of the one year exercise period or (if earlier) upon the Expiration Date, the option shall terminate for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate to the extent the option is not otherwise at that time exercisable for vested shares.

F.  Election to Decline Equity Incentive Grants.  Notwithstanding anything to the contrary set forth in the Plan, each non-Employee director may elect to decline one or more of the option grants to which he or she may otherwise be entitled under the Automatic Option Grant Program, provided that any non-Employee director who elects to decline any such option grant shall not receive any other compensation in lieu of that option grant. Such election shall be made pursuant to written notice to the Corporation in which the non-Employee director specifically declines one or more such option grants and acknowledges that such director will not receive any other compensation from the Corporation in lieu of those option grants.

II. CHANGE IN CONTROL/PROXY CONTEST

A. In the event a Change in Control occurs while the Optionee remains a director, the shares of Common Stock at the time subject to each outstanding option that was granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares subject to the option at that time as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B. In the event a Proxy Contest occurs while the Optionee remains a director, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this Automatic Option Grant Program shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Proxy Contest, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Such option shall remain exercisable until the earliest to occur of (1) the Expiration Date, (2) the expiration of the one-year period measured from the date of the Optionee’s cessation of Board service, or (3) the termination of the option in connection with a Change in Control transaction.

C. All outstanding repurchase rights under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall vest in full, immediately prior to the occurrence of a Change in Control or a Proxy Contest that occurs while the Optionee remains a director.

D. Each option which is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to undertake any corporate action.

III. REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I. FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. After considering the tax and accounting consequences, the Plan Administrator shall establish the terms of any such promissory note (including the interest rate and the terms of repayment). In no event may the maximum credit available to the Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (B) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase. Prior to permitting the use of promissory notes as payment under the Plan, the Plan Administrator should consider the restrictions on doing so imposed by Regulation U.

II. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares granted pursuant to the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock issued pursuant to the Plan (other than the options granted to non-Employee directors or independent contractors) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

1.  Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares. So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose may not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

2.  Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes). So as to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose may not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules.

III. SHARE ESCROW/LEGENDS

Unvested shares of Common Stock may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Optionee’s or the Participant’s interest in such shares vests or may be issued directly to the Optionee or the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV. RESTRICTIONS ON CANCELLATION AND REGRANT OF STOCK OPTIONS AND REPRICING OF STOCK OPTIONS

Except with the approval of the stockholders of the Corporation, (i) no option may be granted under the Plan to an employee, consultant or member of the Board in direct exchange for, or in direct connection with, the cancellation or surrender of an outstanding option of such person having a higher exercise price, and (ii) no option granted under the Plan may be amended to reduce the exercise price per share of the Common Stock of the Corporation subject to such option below the exercise price of the option as of the date the option is granted, except to reflect the substitution for or assumption of the option in connection with a Change in Control of the Corporation or if any change is made in the Common Stock subject to the Plan or subject to any option under the Plan without the receipt of consideration by the Corporation (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation) in which case the outstanding stock options will be appropriately adjusted in the class or classes and number of securities and price per share of Common Stock subject to such outstanding stock options. In the event of the substitution for or assumption of an option in connection with a Change in Control of the Corporation or if any change is made in the Common Stock subject to the Plan or subject to any option under the Plan without the receipt of consideration by the Corporation, the Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Corporation shall not be treated as a transaction “without receipt of consideration” by the Corporation.)

V. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on May 23, 2002. No options may be granted or stock issued under the Plan at any time before May 23, 2002.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after May 23, 2002. All options outstanding under the Predecessor Plan on May 23, 2002 shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan.

C. Each outstanding option so transferred shall continue to be governed by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to automatically affect or otherwise modify the rights or obligations of the holders of such transferred options.

D. Notwithstanding the previous sentence, one or more provisions of the Plan, including, without limitation, the acceleration provisions of the Discretionary Option Grant Program relating to Changes in Control and Proxy Contests, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans provided that such provision or provisions do not adversely affect the Optionee’s rights and obligations.

E. Unless terminated by the Board prior to such time, the Plan shall terminate on May 23, 2019. Should the Plan terminate when any options or unvested shares are outstanding, such awards shall continue in effect in accordance with the provisions of the documents evidencing such grants or issuances.

VI. AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend the Plan or any awards made hereunder. However, no such amendment of the Plan shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment, and, except as provided in Section IV of Article Five of the Plan relating to adjustments upon changes in Common Stock, no increase in the number of shares of Common Stock reserved for issuance under the Plan shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Securities and Exchange Commission Rule 16b-3 or any Nasdaq or securities exchange listing requirements. In addition, stockholder approval shall be necessary to modify the eligibility requirements for participation in the Plan.

VII. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for any corporate purpose.

VIII. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any option or (2) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable requirements of any stock exchange or the Nasdaq Stock Market on which Common Stock is then listed for trading or traded.

IX. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

X. CALIFORNIA BLUE SKY PROVISIONS

If the Corporation is not exempt from California securities laws, the following provisions shall apply to any sale of Common Stock or any option grant to an individual who is eligible to receive such grants pursuant to the Plan who resides in the State of California.

A.  Option Grant Program.

1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(a) The exercise price per share applicable to each option shall not be less than 85% of the Fair Market Value per share of Common Stock on the date the option is granted.

(b) If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted.

2. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-Employee directors or independent contractors.

3. Unless the Optionee’s Service is terminated for Misconduct (in which case the option shall terminate immediately), the option (to the extent it was vested and exercisable at that the time Optionee’s Service ceased) must remain exercisable, following Optionee’s termination of Service, for at least (a) six months if Optionee’s Service terminates due to death or Permanent Disability or (b) thirty days in all other cases.

B.  Stock Issuance Program.

1. The purchase price per share for shares issued under the Stock Issuance Program shall be fixed by the Plan Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than 100% of such Fair Market Value.

2. The Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-Employee directors or independent contractors.

C.  Repurchase Rights.  To the extent specified in a stock purchase agreement or stock issuance agreement, the Corporation and/or its stockholders shall have the right to repurchase any or all of the unvested shares of Common Stock held by an Optionee or Participant when such person’s Service ceases. However, except with respect to grants to officers, directors, and consultants of the Corporation, the repurchase right must satisfy the following conditions:

1. The Corporation’s right to repurchase the unvested shares of Common Stock must lapse at the rate of at least 20% per year over five years from the date the option was granted under the Discretionary Option Grant Program or the shares were issued under the Stock Issuance Program.

2. The Corporation’s repurchase right must be exercised within ninety days of the date that Service ceased (or the date the shares were purchased, if later).

3. The purchase price must be paid in the form of cash or cancellation of the purchase money indebtedness for the shares of Common Stock.

APPENDIX

The following definitions shall be in effect under the Plan:

A.  Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Four of the Plan.

B.  Board shall mean the Corporation’s Board of Directors.

C.  Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D.  Code shall mean the Internal Revenue Code of 1986, as amended.

E.  Common Stock shall mean the Corporation’s common stock.

F.  Corporation shall mean BIOLASE, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of BIOLASE, Inc. which adopts the Plan.

G.  Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

H.  Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.  Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

J.  Exercise Date shall mean the date on which the option shall have been exercised in accordance with the appropriate option documentation.

K.  Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal . If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal . If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

L.  Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

M.  Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or its Parent or Subsidiary) for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (a) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (b) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation (or any Parent or Subsidiary) employing the individual or (c) a relocation of such individual’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

N.  Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

O.  Non-Statutory Option shall mean an option not intended to be an Incentive Option.

P.  Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

Q.  Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R.  Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

S.  Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of 12 months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee director to perform his or her usual duties as a director by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

T.  Plan shall mean the BIOLASE, Inc. 2002 Stock Incentive Plan, as amended.

U.  Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

V.  Plan Effective Date shall mean the date the Plan becomes effective and shall be coincidental with the date the Plan is approved by the Corporation’s stockholders. The Plan Effective Date is May 23, 2002.

W.  Predecessor Plan shall mean the BIOLASE, Inc. 1998 Stock Option Plan, as amended.

X.  Primary Committee shall mean the committee comprised of one or more directors designated by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. To obtain the benefits of Rule 16b-3, there must be at least two members on the Primary Committee and all of the members must be “non-employee” directors as that term is defined in the Rule or the entire Board must approve the grant(s). Similarly, to be exempt from the million dollar compensation deduction limitation of Code Section 162(m), there must be at least two members on the Primary Committee and all of the members must be “outside directors” as that term is defined in Code Section 162(m).

Y.  Proxy Contest shall mean a change in ownership or control of the Corporation effected through a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the directors ceases, by reason of one or more contested elections for directorship, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected or nominated for election as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time the Board approved such election or nomination.

Z.  Secondary Committee shall mean a committee of one or more directors appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

AA.  Section 16 Insider shall mean an executive officer or director of the Corporation or the holder of more than 10% of a registered class of the Corporation’s equity securities, in each case subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

BB.  Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-Employee member of the board of directors or independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

CC.  Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

DD.  Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EE.  10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

FF.  Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of a Non-Statutory Option or unvested shares of Common Stock under the Plan may become subject in connection with the exercise of those options or the vesting of those shares.

*                  *                   *

BIOLASE

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT LINE

SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on June 6, 2013.

Vote by Internet

• Go to www.investorvote.com/BIOL

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — Our Board of Directors recommends a vote FOR the directors listed below and a vote FOR proposals 2, 3, and 4.

1. To elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

+

For Against Abstain For Against Abstain For Against Abstain

01 - Federico Pignatelli 02 - Dr. Alexander K. Arrow 03 - Dr. Norman J. Nemoy 04 - Gregory E. Lichtwardt

For Against Abstain For Against Abstain

2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

3. Advisory vote to approve the compensation of our named executive officers.

4. To approve the amendments to the 2002 Stock Option Plan.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE DIRECTORS LISTED ABOVE AND FOR THE PROPOSAL LISTED ABOVE.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer.

Executors, administrators, trustees, etc., should give their full titles.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 1 6 2 5 7 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01N5GB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

BIOLASE

Proxy — BIOLASE, INC.

Annual Meeting of Stockholders June 6, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/Annual Report on Form 10-K are available on the Investors Section of the Biolase website at www.biolase.com.

This Proxy is Solicited on Behalf of the Board of Directors of BIOLASE, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 6, 2013 and the Proxy Statement, and appoints Federico Pignatelli and Frederick Furry and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2013 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 4 Cromwell, Irvine, CA, 92618, on June 6, 2013, at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE